SECOND AMENDMENT TO
                              AMENDED AND RESTATED
                                 LOAN AGREEMENT


             THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT, dated as of May 14, 1997, amends the Amended and Restated Loan Agreement dated as of June 28, 1996, as amended to date (as so amended, the "Loan Agreement"), by and between FIRSTAR BANK MILWAUKEE, N.A. ("Bank") and BANDO McGLOCKLIN SMALL BUSINESS LENDING CORPORATION formerly known as Bando McGlocklin Small Business Investment Corporation ("Borrower").

                                     RECITAL

             Bank and Borrower desire to amend the Loan Agreement as provided below.

                                   AGREEMENTS

             In consideration of the Recital and the agreements contained herein and in the Loan Agreement, Bank and Borrower agree as follows:

             1. Definitions and References. Capitalized terms used herein shall have the meanings set forth in the Loan Agreement. All references to the Loan Agreement contained in the Note or Loan Documents shall mean the Loan Agreement as amended by this Second Amendment.

             2.   Amendments.  The Loan Agreement is amended as follows:
                  (a) The first paragraph of Section 2 thereof is amended by deleting the date "$12,500,000" contained therein and substituting the date "$15,000,000" in its place.

                  (b) Bank and Borrower agree that any provisions of the Loan Agreement requiring Borrower to maintain its status as a "small business investment corporation" or to comply with regulations of the Small Business Administration relating thereto shall no longer be in effect.

                  (c) Exhibit A attached hereto shall be deemed to be an exhibit to the Loan Agreement and shall replace its predecessor attached thereto.

             3. Effectiveness of this Amendment. This Second Amendment shall become effective upon execution and delivery hereof by Borrower and Bank and satisfaction of the following conditions:

                  (a)  Revolving Note.  Bank shall have received a Revolving
   Note in the form of Exhibit A attached hereto, duly executed by Borrower (the "Note").

                  (b) Closing Certificate. Bank shall have received copies, certified by the Secretary or Assistant Secretary of Borrower to be true and correct and in full force and effect on the date of this Second Amendment of (i) resolutions of the Board of Directors of Borrower authorizing the execution and delivery of this Second Amendment and the Note; (ii) the Articles of Incorporation and By-Laws of Borrower; and
   (iii) a statement containing the names and titles of the officer or officers of Borrower authorized to sign this Second Amendment and the Note, together with true signatures of such officers.

                  (c) Amendment to Intercreditor Agreement. Bank shall have entered into an amendment to the Intercreditor Agreement, in form and content satisfactory to Bank, with First Bank (N.A.), LaSalle National Bank, Borrower and Firstar Trust Company, pursuant to which Exhibit A to the Intercreditor Agreement is amended to reflect Bank's increased credit facility with Borrower.

             4. Representations and Warranties. Borrower represents and warrants to Bank that:

                  (a) The execution and delivery of this Second Amendment and the Note are within its corporate power, have been duly authorized by all proper corporate action on the part of Borrower, are not in violation of any existing law, rule or regulation of any governmental agency or authority, and order or decision of any Court, the Articles of Incorporation or By-Laws of Borrower or the terms of any agreement, restriction of undertaking to which Borrower is a party or by which it is bound, and do not require the approval or consent of the shareholders of Borrower, any governmental body, agency or authority or any other person or entity.

                  (b) The representations and warranties contained in the Loan Agreement are correct and complete as of the date of this Second Amendment and no condition or event exists or act has occurred that, with or without the giving of notice or the passage of time, would constitute an Event of Default under the Loan Agreement.

             5. Expenses and Fees. Borrower shall reimburse Bank for all out-of-pocket expenses incurred by Bank and all reasonable legal fees and expenses incurred by Bank in connection with the preparation, negotiation, execution and administration of this Second Amendment. Bank may debit any account of Borrower maintained at Bank for the full amount of all such fees and expenses.

             6. Full Force and Effect. Except as amended hereby, the Loan Agreement shall remain in full force and effect.

             7. Counterparts. This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of parties hereto may execute this Second Amendment by signing any such counterpart.

                                 FIRSTAR BANK MILWAUKEE, N.A.



                                 BY /s/ Jon B. Beggs
                                    Jon B. Beggs, Vice President


                                 BANDO McGLOCKLIN SMALL BUSINESS LENDING
                                 CORPORATION (formerly known as Bando
                                 McGlocklin Small Business Investment
                                 Corporation)



                                 BY /s/
                                    Its Chairman


                                 BY /s/
                                    Its____________________________